UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

EXACTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-28240	59-2603930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court

Gainesville, Florida 32653

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (352) 377-1140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Meeting”) of the Company was held on June 9, 2011.

The matters voted on at the Meeting consisted of the following:

a)	Proposal 1 – The election of six members to the Company’s Board of Directors. The name of each nominee for election and the number of shares voted for and against such nominee are set forth below. There were no abstentions or broker non-votes with respect to such nominees:

Director	For	Withheld
Richard C. Smith (Class II)	8,983,378	1,732,777
William Petty (Class II)	8,974,688	1,741,467
R. Wynn Kearney, Jr., M.D. (Class III)	8,506,231	2,209,924

b)	Proposal 2 – Approval of a non-binding advisory resolution regarding the compensation of named executive officers. The number of shares voted for, against and abstentions are set forth below.

	For	Against	Abstain
Proposal 2	7,661,123	2,202,407	852,625

c)	Proposal 3 – Vote on the frequency of the non-binding advisory resolution regarding the compensation of named executive officers. The number of shares voted for one year, two years, three years, and abstentions are set forth below.

	1 Year	2 Years	3 Years	Abstain
Proposal 3	9,068,359	11,574	788,199	848,023

d)	Proposal 4 – Approval and adoption of an amendment to the Exactech, Inc. 2009 Executive incentive Compensation Plan. The number of shares voted for, against and abstentions are set forth below.

	For	Against	Abstain
Proposal 4	6,807,631	3,896,231	12,293

e)	Proposal 5 – Ratification of the Selection of McGladrey & Pullen, LLP as our principal independent registered public accounting firm for fiscal year ending December 31, 2011.

	For	Against	Abstain
Proposal 5	11,735,473	457,548	8,822

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date: June 14, 2011	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer